                               SUMMIT DESIGN, INC.
                              EMPLOYMENT AGREEMENT

EMPLOYEE:             JOHN DIFERDINANDO
EFFECTIVE DATE:       April 15, 1997

This Agreement is entered into as of the above date by and between SUMMIT DESIGN, INC., a Delaware corporation ("SUMMIT") and the above-named employee ("DiFerdinando").

1. EMPLOYMENT AND DUTIES. SUMMIT hereby employs DiFerdinando to serve and perform in the role of Vice President of Worldwide Marketing, SLDA Products reporting to the Chief Executive Officer or Chief Operating Officer or General Manager, SLDA Products. DiFerdinando agrees to perform the duties of this position to the best of his ability and to devote full time and attention to the transaction of SUMMIT's business.

2.      TERM AND TERMINATION.

        (a) This Agreement shall have an initial term of four (4) years, commencing on the effective date, unless sooner terminated in accordance with Subsection 2(b) and/or 2(c) and/or 2(d) and/or 2(e) below. After the initial term of four (4) years, or any extension thereof, the term of the Agreement shall automatically extend for additional one (1) year periods unless terminated by either party with at least ninety (90) days' advanced written notice prior to the end of the then-current term. Both parties acknowledge that the employment created herein is Employment-at-Will and may be terminated with or without cause under the terms stated herein.

        (b) In the event that DiFerdinando notifies Summit of termination of his employment with Summit for any reason other than specified in Section 2(d), this Agreement shall terminate as of the date of such notification. Termination under this Section 2(b) is "Resignation".

        (c) In the event that Summit notifies DiFerdinando of termination of his employment by Summit because DiFerdinando willfully abandoned the duties of his position or engaged in any business or criminal practice which the Chief Executive Officer, or Chief Operating Officer, or Board of Directors reasonably determines is detrimental or harmful to the good name, goodwill, or reputation of Summit, or which does or could adversely affect the interests of Summit, then this Agreement shall terminate as of the date of such notification. Termination under this Section 2(c) is "Cause".

        (d) In the event that DiFerdinando notifies Summit of his resignation as an employee of Summit because Summit has required (in writing)
DiFerdinando
to perform solely in any role other than Vice President of Worldwide Marketing, SLDA Products without DiFerdinando's consent (in writing), then this Agreement shall terminate as of the date of such notification. Termination under this Section 2(d) is "Construction".

        (e) In the event that Summit notifies DiFerdinando of termination of his employment by Summit for any reason other than specified in Section 2(b) and/or 2(c) and/or 2(d), this Agreement shall terminate as of the date of such notification. Termination under this Section 2(e) is "convenience".

        (f) Notwithstanding the above, termination of this Agreement shall not release DiFerdinando from any obligations under Sections 4, 5, and 6 hereof.

3. COMPENSATION AND BENEFITS. In consideration of the services to be performed by DiFerdinando, and effective July 1, 1997, SUMMIT agrees to pay DiFerdinando the compensation and extend to DiFerdinando the benefits consisting of the following:

        (a) Annual Base Salary of $130,000, paid twice monthly and prorated and beginning on the first pay period following the date agreed upon by DiFerdinando and the Chief Executive Officer.

        (b) Annual bonus of 25% of base salary, as determined by the terms and conditions specified in the Executive Bonus Plan.

        (c)    Equity

                      (i) Summit hereby grants DiFerdinando an incentive stock option of 25,000 shares of Summit common stock at a price to be determined at the close of the market on the day of approval by the Summit Design Board of Directors. These shares are governed by the terms and conditions of the Summit Incentive Stock Option Plan ("ISO Plan"). Notwithstanding the terms and conditions of the ISO Plan, 25% of these shares shall vest 12 months after the effective date of this Agreement and the remaining shares shall vest at a rate of 1/36 per month for the next 36 months.

                      (ii) In addition, if more than 50% of the assets or more than 50% of the outstanding shares of Summit are sold to another company, all of the shares covered under this Section 3(c)(i) shall be 100% vested at closing of the transaction.

                      (iii) In addition, if this Agreement is terminated for Construction as defined in Section 2(d) or convenience as defined in
        Section 2(e), all shares covered under this Section 3(c)(i) shall be 100% vested.

                      (iv) In addition, if this Agreement is terminated for Resignation as defined in Section 2(b) or Cause as defined in Section 2(c) within 36 months of the effective date of this Agreement, then Summit shall have the right to repurchase all vested shares and all unvested shares for their issued price. For the purpose of this Section 3(c)(iv), "repurchase" shall mean payment of the issued price for return of any shares purchased by DiFerdinando and cancellation of all outstanding and unexercised options to purchase shares.

                      (v) In addition, in the event of death or disability, vesting shall continue for twelve (12) months.

        (d) DiFerdinando shall be provided the right to participate in the health, dental, and life insurance programs provided for the senior level executives of Summit.

        (e) DiFerdinando shall be granted fifteen (15) days of paid time off, in addition to eleven (11) paid holidays and up to seven (7) days paid in case of illness, during his first year of employment and each year thereafter. This paid time off shall be available for use according to the standard policy of Summit.

        (f) In the event that this Agreement is terminated for Construction as defined in Section 2(d) or Convenience as defined in Section 2(e), then Summit shall pay DiFerdinando $10,833.00 per month plus all insurance benefits normally paid by Summit. This payment shall continue monthly for six (6) months provided, however, that if DiFerdinando accepts full-time employment from another party prior to the end of such six (6) months, these monthly payments and benefits shall immediately terminate.

4. RELOCATION. Summit Design agrees to pay for relocation of DiFerdinando and his family from Pennsylvania to Oregon, provided that the move takes place by September 30, 1997, and according to the following terms:

        (a) Reimbursement for the cost of moving household goods by a Summit approved moving company, including packing, unpacking, insurance, and two vehicles in accordance with attached Exhibit A;

        (b) equity protection in his Pennsylvania home that will net DiFerdinando proceeds equal to $411,000, available for settlement by July 31, 1997;

        (c) three (3) annual payments not to exceed $3,720, due upon settlement and at twelve (12) month intervals thereafter, to compensate DiFerdinando for the difference in interest cost on his home mortgage;

        (d) reimbursement of closing costs equal to no more than 1% of the purchase price of his home in Oregon;

        (e) reimbursement of the cost to transport DiFerdinando, his spouse, and children from Pennsylvania to Oregon under the terms of Summit's Travel Policy;

        (f) $1,500 per month, plus storage fees, for up to 30 days for total temporary living expenses in the Portland area, and one (1) rental car until movers arrive with DiFerdinando's personal auto; and

        (g) up to two (2) house hunting trips for DiFerdinando and his spouse to the Portland area, including air, rental car, accommodations, and meals in accordance with the Summit Design Travel Policy.

5. CONFIDENTIALITY. DiFerdinando acknowledges that certain customer lists, design work, and related information, equipment, computer software, and other proprietary products and information, whether of a technical or non-technical nature, including but not limited to schematics, drawings, models, photographs, sketches, blueprints, printouts, and program listings of SUMMIT, collectively referred to as "Technology", were and will be designated and developed by SUMMIT at great expense and over lengthy periods of time, are secret and confidential, are unique and constitute the exclusive property and trade secrets of SUMMIT, and any use or disclosure of such Technology, except in accordance with and under the provisions of this or any other written agreements between the parties, would be wrongful and would cause irreparable injury to SUMMIT. DiFerdinando hereby agrees that he will not, at any time, without the express written consent of SUMMIT, publish, disclose, or divulge to any person, firm, or corporation any of the Technology, nor will DiFerdinando use, directly or indirectly, for DiFerdinando's own benefit or the benefit of any other person, firm, or corporation, any of the Technology, except in accordance with this Agreement or other written agreements between the parties.

6. INVENTIONS. All original written material including programs, charts, schematics, drawings, tables, tapes, listings, and technical documentation which are prepared partially or solely by DiFerdinando in connection with employment by SUMMIT shall belong exclusively to SUMMIT.

7. RETURN OF DOCUMENTS. DiFerdinando acknowledges that all originals and copies of records, reports, documents, lists, plans, drawings, memoranda, notes, and other documentation related to the business of SUMMIT or containing any confidential information of SUMMIT shall be the sole and exclusive property of SUMMIT, and shall be returned to SUMMIT upon the termination of employment for any reason whatsoever or upon the written request of SUMMIT.

8. COMPLIANCE. DiFerdinando agrees to comply with all of SUMMIT's written employment policies, guidelines, and procedures as contained in an employment manual, including revisions and additions thereto.

9. INJUNCTION. In addition to all other legal rights and remedies, SUMMIT shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief of any actual or threatened violation of any term hereof without requirement of bond, as well as an equitable accounting of all profits or benefits arising out of such violation.

10. WAIVER. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

11. DISPUTES. The legal relations of the parties hereunder, and all other matters hereunder, shall be governed by the laws of the State of Oregon. Unresolved disputes shall be resolved in a court of competent jurisdiction in Washington County, Oregon, and all parties hereto consent to the jurisdiction of such court.

12. ENTIRE AGREEMENT. This Employment Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior employment agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. No modification of amendment hereof is effective unless in writing and signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first herein above written.


"EMPLOYER":                  SUMMIT:
                             A Delaware Corporation

                             By:  /s/  LARRY J. GERHARD
                                  ---------------------------------
                                  Larry J. Gerhard
                                  Chief Executive Officer, SUMMIT


"EMPLOYEE":                  By:  /s/  JOHN DIFERDINANDO
                                  ---------------------------------
                                  John DiFerdinando




                                    EXHIBIT A


SHIPMENT OF HOUSEHOLD GOODS
---------------------------

A Summit-approved moving company of your choice will provide this service for you. The cost should be billed directly to you and will be promptly reimbursed by Summit.

SERVICES WILL INCLUDE:
- Unlimited poundage of personal effects, from old principal residence to new principal residence, for you and your accompanying family members.

- Packing and unpacking (you must request the unpacking service when receiving quotes from moving companies)
-   Thirty (30) days of storage for your household goods
-   Maximum of two (2) operational vehicles (motorcycle can be substituted)

EXCLUDED ITEMS:
-   Storage of vehicles
-   Extra pick ups/deliveries
-   Weekend pick up/delivery
-   Storage over 30 days
- Shipment of: Accounts, bills, deeds, letters of credit, jewelry, furs, precious stones, bullion and precious metals, watches, stamps (including stamp collections), currency, money, notes, securities or evidence of debt, ammunition, flammables, foliage, firewood, alcohol, wine and any type of liquid in bottles/containers (cooking oil, condiments, medicine, pesticides), animals, and aircraft
-   Unique items not considered household goods

INSURANCE

Household goods, with certain exclusions as stated below, are insured for replacement value up to $250,000.00. Replacement value means that your goods will be adjusted based on today's cost of the item of "like kind" and quality. Coverage applies while your goods are in transit and while in storage. Should the value of your goods exceed $250,000.00, you must contact Human Resources at 503-526-6374.

                          ADDENDUM TO EMPLOYMENT AGREEMENT


     Pursuant to the Employment Agreement between John DiFerdinando ("Employee") and Summit Design, Inc.("Employer"), dated April 15, 1997, and as part of the relocation package referenced therein, Employer is to assume the cost of maintaining Employee's residence in Pennsylvania until it can be sold. By mutual agreement of the parties, this Addendum shall supplement and amend the terms of the Employment agreement to clarify the rights and obligations of both parties thereto relative to Employee's house in Lansdale, PA. The residence is commonly known as 1310 Sunny Ayr Way, Lansdale, PA 19446.

     Section 4 of the Employment Agreement is hereby supplemented and amended as follows:

     Beginning on July 15, 1997, and continuing thereafter for a period not to exceed three years or until the house is sold, whichever occurs first, Employer shall undertake the following obligations with respect to the Employee's Lansdale house:

     1. Employer will pay the existing monthly principal and interest payments on the Lansdale house, pay the insurance, and pay the real property taxes on the property. The insurance shall be maintained at its current amount and Employer shall be named as an additional loss payee on the policy.

     2. Employer shall be responsible for the ordinary upkeep of the property.

          a. Ordinary upkeep shall mean maintaining the existing yard and landscaping. Employer shall be responsible for mowing the lawn, weeding the yard and flower beds, watering the plants, and trimming trees and shrubs.

          b. Ordinary upkeep shall also mean keeping the house in good repair. Employer's responsibilities shall include the repair of broken windows, doors, and pipes.

          c. Under no circumstances shall the Employer be responsible for making cosmetic repairs or repairs required by a lender or prospective purchaser of the property.

     3. Employer shall also be responsible for maintaining the utilities for the house including water, electricity, heat, and phone service.
Employer is obligated to continue such utility service only to the extent that such utilities are necessary to maintain the house and yard or to the extent that such utilities are necessary to facilitate the sale of the house.

/ / /

/ / /

/ / /

     4. There shall be no obligation for Mr. DiFerdinando to repay Summit Design for the cost of assuming the financial obligations and upkeep of the Lansdale house.

     Except as specifically amended above, the remaining terms and conditions of the Employment Agreement remain in effect and are hereby reconfirmed.

     DATED this 15th day of July, 1997


     EMPLOYER:

                         Summit Design, Inc., a Delaware Corporation


                         /s/ Arthur Fletcher
                         --------------------------------------------
               Name:       Arthur Fletcher
               Title:      Treasurer and Director of Financial Planning


     EMPLOYEE:

                         /s/ John DiFerdinando
                         --------------------------------------------
                         John DiFerdinando